UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  11/10/2010

Owens Corning
(Exact name of registrant as specified in its charter)

Commission File Number:  1-33100

Delaware	43-2109021
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

One Owens Corning Parkway
Toledo, OH 43659
(Address of principal executive offices, including zip code)

419-248-8000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.    Regulation FD Disclosure

Owens Corning will update its forward outlook on adjusted EBITDA at its Investor Day on November 11, 2010. Previously, Owens Corning shared with investors its view that Owens Corning was capable of through-the-cycle adjusted EBITDA of $1 billion or more. Based on Owens Corning's outlook for business performance and market recovery, Owens Corning now believes that it is positioned to achieve adjusted EBITDA of $1 billion or more in 2013.

A live audio webcast of Investor Day will be available on November 11, 2010 from 8:30 a.m. to 12:30 p.m. ET at www.owenscorning.com/investors. A replay of the webcast and a printable file of the slide presentations will also be available at the same website.

The statements above include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are any statements that are not historical facts, and they are based upon the Company's current expectations. Because forward-looking statements involve risks and uncertainties, the Company's actual results could differ materially from those projected in these statements. Information regarding some of the risks and uncertainties that could cause such differences can be found in the Company's Securities and Exchange Commission filings, including under Item 1A of the Company's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2010.

The information in Item 7.01 of this Current Report is being furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section. The information in Item 7.01 of this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Owens Corning

Date: November 10, 2010	By:	/s/ Stephen K. Krull
Stephen K. Krull
Senior Vice President, General Counsel and Secretary